                                                                     EXHIBIT 11
                                                                    PAGE 1 OF 3

                               THOMAS GROUP, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE



                                                                             YEAR ENDED DECEMBER 31,
                                                                    ----------------------------------------
                                                                       1996           1995          1994
                                                                    ----------     ----------     ----------
PRIMARY EPS
Weighted Average Shares Outstanding ...........................      5,963,394      5,998,009      5,792,333
Weighted Average Options Outstanding (Table I) ................        335,455        260,031        310,578
Weighted Average Warrants Outstanding (Table II) ..............           --             --             --
                                                                    ==========     ==========     ==========
Weighted Average Shares and Share Equivalents Outstanding .....
                                                                     6,298,849      6,258,040      6,102,911
                                                                    ==========     ==========     ==========

Net Income ....................................................     $1,825,000     $6,755,000     $   46,000
                                                                    ==========     ==========     ==========

Earnings Per Common and Common Equivalent Share ...............     $     0.29     $     1.08     $     0.01
                                                                    ==========     ==========     ==========


FULLY-DILUTED EPS
Weighted Average Shares Outstanding ...........................      5,963,394      5,998,009      5,792,333
Weighted Average Options Outstanding (Table I) ................        312,497        348,768        309,921
Weighted Average Warrants Outstanding (Table II) ..............           --             --             --
                                                                    ----------     ----------     ----------
Weighted Average Shares and Share Equivalents Outstanding .....
                                                                     6,275,891      6,346,777      6,102,254
                                                                    ==========     ==========     ==========

Net Income ....................................................     $1,825,000     $6,755,000     $   46,000
                                                                    ==========     ==========     ==========

Earnings Per Common and Common Equivalent Share ...............     $     0.29     $     1.06     $     0.01
                                                                    ==========     ==========     ==========


                                                                     EXHIBIT 11
                                                                    PAGE 2 OF 3

                               THOMAS GROUP, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                 TABLE I - WEIGHTED AVERAGE OPTIONS OUTSTANDING



                                                                             YEAR ENDED DECEMBER 31,
                                                                 ------------------------------------------------
                                                                      1996              1995              1994
                                                                 ------------      ------------      ------------
PRIMARY EPS
Weighted Average Options Outstanding .......................        1,255,309         1,240,951         1,415,634
Anti-Dilution Adjustment ...................................             --            (520,368)             --
                                                                 ------------      ------------      ------------
Adjusted Shares Outstanding ................................        1,255,309           720,583         1,415,634
                                                                 ------------      ------------      ------------
Average Exercise Price .....................................     $      9.437      $      5.872      $      8.437
                                                                 ------------      ------------      ------------

Exercise Proceeds ..........................................     $ 11,846,466      $  4,230,989      $ 11,943,643
                                                                 ============      ============      ============

Average FMV Per Share During Period ........................     $     14.253      $     11.024      $     12.577
Shares Repurchased .........................................         (831,132)         (383,795)         (949,619)
Share Repurchased Assuming Utilization of Tax Benefit on
    Exercise of Non-Qualified Options (1) ..................          (88,722)          (76,757)         (155,437)
                                                                 ------------      ------------      ------------
Total Shares Repurchased ...................................         (919,854)         (460,552)       (1,105,056)
                                                                 ------------      ------------      ------------
Incremental Shares from Options ............................          335,455           260,031           310,578
                                                                 ============      ============      ============


FULLY-DILUTED EPS
Weighted Average Options Outstanding .......................        1,255,309         1,240,951         1,415,634
Anti-Dilution Adjustment ...................................             --              (6,734)             --
                                                                 ------------      ------------      ------------
Adjusted Shares Outstanding ................................        1,255,309         1,234,217         1,415,634
                                                                 ------------      ------------      ------------
Average Exercise Price .....................................     $      9.437      $      8.683      $      8.437
                                                                 ------------      ------------      ------------

Exercise Proceeds ..........................................     $ 11,846,466      $ 10,716,511      $ 11,943,643
                                                                 ============      ============      ============

FMV Per Share End of Period (2) ............................     $     14.253      $     13.500      $     12.577
Shares Repurchased .........................................         (865,428)         (787,256)         (950,621)
Share Repurchased Assuming Utilization of Tax Benefit on
    Exercise of Non-Qualified Options (1) ..................          (77,384)          (98,193)         (155,092)
                                                                 ------------      ------------      ------------
Total Shares Repurchased ...................................         (942,812)         (885,449)       (1,105,713)
                                                                 ------------      ------------      ------------
Incremental Shares from Options ............................          312,497           348,768           309,921
                                                                 ============      ============      ============


 (1) Non-qualified options generate a tax deduction for the Company in the amount of the employee's taxable gain, if any, on exercise. The savings in taxes payable are also assumed to be used to purchase outstanding shares of common stock.

(2) FMV at end of 1996 and 1994 was less than the average FMV during 1996 and 1994. The average FMV during 1996 and 1994 was, therefore, used in the fully-diluted calculation.

                                                                     EXHIBIT 11
                                                                    PAGE 3 OF 3

                               THOMAS GROUP, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                TABLE II - WEIGHTED AVERAGE WARRANTS OUTSTANDING



                                                        YEAR ENDED DECEMBER 31,
                                              --------------------------------------------
                                                 1996           1995             1994
                                              ----------     ----------     --------------
PRIMARY EPS
Weighted Average Warrants Outstanding ...        175,000        175,000            175,000
Exercise Price (1) ......................     $    15.15     $    15.15     $        15.15
                                              ----------     ----------     --------------
Exercise Proceeds .......................     $2,651,250     $2,651,250     $    2,651,250
                                              ==========     ==========     ==============

Average FMV Per Share During Period .....     $    14.25     $   11.024     $       12.577
Shares Repurchased ......................           --             --                 --
                                              ----------     ----------     --------------
Incremental Shares from Warrants ........           --             --                 --
                                              ==========     ==========     ==============





FULLY-DILUTED EPS
Weighted Average Warrants Outstanding ...        175,000        175,000            175,000
Exercise Price (1) ......................     $    15.15     $    15.15     $        15.15
                                              ----------     ----------     --------------
Exercise Proceeds .......................     $2,651,250     $2,651,250     $    2,651,250
                                              ==========     ==========     ==============

FMV Per Share End of Period(2) ..........     $    14.25     $   13.500     $       12.577
Shares Repurchased ......................           --             --                 --
                                              ----------     ----------     --------------
Incremental Shares from Warrants ........           --             --                 --
                                              ==========     ==========     ==============

---------------

(1) The exercise price is in excess of the average FMV per share during 1996, 1995 and 1994. The Warrants are therefore anti-dilutive and excluded from the earnings per share calculation.

(2) FMV at end of 1996 and 1994 was less than the average FMV during 1996 and 1994. The average FMV during 1996 and 1994 was, therefore, used in the fully-diluted calculation.